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                                                                     EXHIBIT 5.1

                                                                         -------
                                                                          MAYER
                                                                         -------
                                                                          BROWN
                                                                         -------
                                                                          ROWE
                                                                         -------
                                                                          & MAW
                                                                         -------

April 17, 2006                                      Mayer, Brown, Rowe & Maw LLP
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                                                    Chicago, Illinois 60606-4637

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SPSS Inc.
233 South Wacker Drive
Chicago, Illinois 60606

Re:   SPSS Inc. Registration Statement on Form S-3
      --------------------------------------------

Dear Ladies and Gentlemen:

We have acted as special counsel to SPSS Inc., a Delaware corporation (the "Company"), in connection with the proposed sale of the following securities (the "Securities") as set forth in the Form S-3 Registration Statement filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"): (i) shares of the Company's common stock, par value $0.01 per share (the "Common Stock") and (ii) one or more series of debt securities of the Company (the "Debt Securities").

Each series of the Debt Securities will be issued under an Indenture to be entered into by the Company and LaSalle Bank National Association, as Trustee (the "Indenture"). Certain terms of the Securities to be issued by the Company from time to time, and the consideration to be received therefor, will be determined by and pursuant to resolutions of the Board of Directors of the Company as part of the corporate action taken and to be taken in connection with the authorization of the issuance of the Securities (the "Corporate Authorizations").

As special counsel to the Company, we have examined originals or copies certified or otherwise identified to our satisfaction of the Company's Restated Certificate of Incorporation, the Company's By-laws, resolutions of the Company's Board of Directors and such Company records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. In rendering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon and subject to the foregoing and to the assumptions, conditions and limitations set forth herein, we are of the opinion that:

(1) upon the completion of the Corporate Authorizations relating to the shares of Common Stock, the due execution, countersignature and delivery of the shares of Common Stock, and the receipt of the consideration set forth in the prospectus contained in the Registration Statement and any prospectus supplement relating to the Common Stock, the Common Stock will be validly issued, fully paid and non-assessable; and




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Mayer, Brown, Rowe & Maw LLP

SPSS Inc.
April 17, 2006
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(2) upon execution of the Indenture and the completion of the Corporate
Authorizations relating to a series of the Debt Securities, the due execution, authentication, issuance and delivery of the Debt Securities of such series, and the receipt of the consideration set forth in the prospectus contained in the Registration Statement and any prospectus supplement relating to such series of the Debt Securities, the Debt Securities of such series will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general principles of equity.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the related prospectus and any related prospectus supplement under the caption "Legal Matters" with respect to the matters stated therein.

                                            Very truly yours,

                                            /s/ Mayer, Brown, Rowe & Maw LLP

                                            MAYER, BROWN, ROWE & MAW LLP